AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999
                                                      REGISTRATION NO. 333-70661
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------


                                 AMENDMENT NO. 1
                                       TO
                                     FORM S-3
                              REGISTRATION STATEMENT
                                      UNDER
                             THE SECURITIES ACT OF 1933
                                ------------------

                     GENERAL MOTORS ACCEPTANCE CORPORATION
            A Delaware Corporation-- I.R.S.  Employer No.  38-0572512

                     General Motors Acceptance Corporation
                           3044 West Grand Boulevard
                            Detroit, Michigan 48202
                                (313-556-5000)

                               Agent For Service
                      Jerome B. Van Orman, Vice President

                     General Motors Acceptance Corporation
         3044 West Grand Boulevard, Detroit, Michigan 48202 (313-556-1508)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                              __________________

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. / /

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF                             PROPOSED      PROPOSED
EACH CLASS                           MAXIMUM       MAXIMUM
OF SECURITIES      AMOUNT            OFFERING      AGGREGATE      AMOUNT OF
TO BE              TO BE             PRICE         OFFERING       REGISTRATION
REGISTERED         REGISTERED (1)    PER UNIT      PRICE (2)      FEE

--------------------------------------------------------------------------------
SmartNotes(sm), Due from
Nine Months to Thirty Years
from Date of Issue   $1,397,865,000     100%     $1,397,865,000    $388,606
================================================================================
Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $1,500,000,000.

(1) The amount of Debt Securities being registered, together with $102,135,000 Debt Securities registered on March 18, 1998 (Registration No. 333-48207) and remaining unissued as of the date hereof, represents the maximum aggregate principal amount of Debt Securities which, on or after January 22, 1999, are expected to be offered for sale.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to Debt Securities of the Registrant registered and remaining unissued under Registration Statement No. 333-48207.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                              SUBJECT TO COMPLETION
                        PROSPECTUS DATED JANUARY 22, 1999
PROSPECTUS
                              U.S.$1,500,000,000
                   GENERAL MOTORS ACCEPTANCE CORPORATION
                               SMARTNOTES(SM)
            DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Unless otherwise specified in an     Consider carefully the risk factors
applicable pricing supplement, the   beginning on page 9 in this prospectus
SmartNotes will not be listed on
any securities exchange, and there                     Per Note     Total
can be no assurance that the                           --------     -----
SmartNotes offered will be sold      Public Offering
or that there will be a secondary    Price............ 100.00%   $1,500,000,000-
market for the notes.

The Agents have advised GMAC that    Agents' Discounts
they may from time to time purchase  and Concessions..    .20% - $    3,000,000-
and sell notes in the secondary                          2.50%   $   37,500,000
market, but the Agents are not       Proceeds, before
obligated to do so.  No termination  expenses, to General
date for the offering of the notes   Motors Acceptance
has been established.                Corporation....... 97.50% - $1,462,500,000-
                                                        99.80%   $1,497,000,000


(sm)Service Mark of General Motors Acceptance Corporation

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------

ABN AMRO INCORPORATED
     A.G. EDWARDS & SONS, INC.
           EDWARD JONES & CO., L.P.
                FIDELITY CAPITAL MARKETS
                       a division of National Financial Services Corporation PRUDENTIAL SECURITIES INCORPORATED
                             SALOMON SMITH BARNEY

                           January xx, 1999

--------------------------------------------------------------------------------
The information contained in this prospectus is not complete and may be amended. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission or any applicable state securities commission becomes effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Summary .................................................................
Certain Risk Factors Existing When Notes are Redeemable at the
      Option of GMAC ....................................................
Available Information ...................................................
Incorporation of Certain Documents by Reference .........................
Description of General Motors Acceptance Corporation ....................
Principal Executive Offices .............................................
Ratio of Earnings to Fixed Charges ......................................
Use of Proceeds .........................................................
Description of Notes ....................................................
United States Federal Taxation ..........................................
Certain Covenants as to Liens ...........................................
Modification of the Indenture ...........................................
Events of Default .......................................................
Concerning the Trustee ..................................................
Concerning the Paying Agents ............................................
Plan of Distribution ....................................................
Legal Opinions ..........................................................
Experts .................................................................


                                     SUMMARY

         You should read the more detailed information appearing elsewhere in this Prospectus and any supplement or amendment hereto, including, in relation to any particular issue of Notes, the applicable pricing supplement.

Issuer.......................       General Motors Acceptance Corporation
                                    ("GMAC")

Purchasing Agent.............       ABN AMRO Incorporated

Title........................       SmartNotes.(sm)

Amount.......................       Up  to   $1,500,000,000  aggregate   initial
                                    offering price.

Denomination.................       Unless otherwise specified in the applicable
                                    pricing    supplement,    the     authorized
                                    denominations of the Notes will be $1,000 and any amount in excess thereof that is an integral multiple of $1,000.

Status.......................       The Notes are  unsecured and  unsubordinated
                                    obligations of  GMAC and will  rate  equally
                                    and  ratably  with all  other  unsecured and
                                    unsubordinated  indebtedness  of GMAC (other
                                    than  obligations  preferred  by   mandatory
                                    provisions of law).

Maturities...................       Due  from nine months  to thirty  years from
                                    the date of issue, as specified in the applicable pricing supplement.

Interest.....................       Each Note will bear interest  from the Issue
                                    Date at a fixed rate, which may be zero in the case of a Note issued at an Issue Price representing a substantial discount from the principal amount payable upon the maturity
                                    Date (a "Zero-Coupon Note").

                                    Unless otherwise specified in the applicable pricing supplement:

                                    o Interest on each Note (other  than a Zero-
                                      Coupon   Note)  will  be   payable  either
                                      monthly,   quarterly,   semi-annually   or
                                      annually on each Interest Payment Date and on the maturity date; and
                                    o Interest on the Notes will be  computed on
                                      the basis of a 360-day year of twelve 30-day months.

Principal....................       Unless otherwise provided in the  applicable
                                    pricing supplement, the principal  amount of
                                    the Notes  will be  payable on the  maturity
                                    date  of  such  Notes at the Corporate Trust
                                    Office   of   the Trustee or  at  such other
                                    place as GMAC may designate.

Redemption and Repayment.....       Unless otherwise provided  in the applicable
                                    pricing supplement:

                                    o the Notes will not be  redeemable prior to
                                      the maturity date at the option of GMAC or
                                      repayable  prior to the  maturity  Date at
                                      the option of the holder; and
                                    o the  Notes  will  not  be  subject to  any
                                      sinking   fund.  The   pricing  supplement
                                      relating to any Note will indicate whether the holder of such Note will have the right to require GMAC to repay a Note prior to its maturity date upon the death of the owner of such Note.

Form of Notes and Clearance..       The Notes may be offered:

                                    o in the United States only;
                                    o outside the United States only; or
                                    o in   and   outside   the   United   States
                                      simultaneously   as   part   of  a  global
                                      offering.

                                    Depending  on  where   the   relevant  Notes
                                    are  offered, the  Notes  will clear through
                                    one or more of The Depository Trust Company,
                                    Morgan  Guaranty Trust  Company of New York,
                                    Brussels   office,   as   operator   of  the
                                    Euroclear   System  and  Cedelbank,  societe
                                    anonyme or  any successors  thereto.  Global
                                    Notes  will be  exchangeable for  definitive
                                    Notes  only in  limited  circumstances.  See
                                    "Description of Notes - Global Clearance and
                                    Settlement Procedures."

Tax Status...................       The Notes and payments thereon generally are
                                    subject to taxation by the United States and
                                    generally  are  not  exempt   from  taxation
                                    by    other    U.S.    or   non-U.S.  taxing
                                    jurisdictions.   Non-U.S.  Persons  will  be
                                    subject to U.S. Federal income tax and withholding tax unless they provide certain certifications or statements.

Trustee......................       The  Chase  Manhattan Bank,  Corporate Trust
                                    Services,  450 West 33rd Street, 15th Floor,
                                    New York, New York 10001, under an Indenture dated as of September 24, 1996.

Selling Group Members........       Broker-dealers and/or  securities firms that
                                    have  executed  dealer  agreements with  the
                                    Purchasing  Agent  and have agreed to market
                                    and  sell SmartNotes in  accordance with the
                                    terms  of these  agreements  along  with all
                                    other  applicable laws and regulations.  You
                                    may  call  1-800-501-2958  for   a  list  of
                                    Selling Group Members or access the Internet at www.smartnotes.com.

                    CERTAIN RISK FACTORS EXISTING WHEN NOTES
                      ARE REDEEMABLE AT THE OPTION OF GMAC

                  If the accompanying pricing supplement specifies that your Notes are redeemable at the option of GMAC, we are likely to redeem the Notes from you on or after the redemption date(s) specified if prevailing interest rates on the redemption date(s) are lower than the rate borne by the Notes. Upon any such redemption, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate you were receiving on your redeemed Notes. Accordingly, if we have the right to redeem the Notes from you, you should consider the related reinvestment risk in light of other investments available to you at the time of your investment in the Notes.

                  If the accompanying pricing supplement provides that GMAC has the right to redeem the Notes, our ability to so redeem the Notes at our option is likely to affect the market value of the Notes. In particular, as the redemption date(s) approaches, the market value of your Notes generally will not rise substantially above the redemption price because of the optional redemption feature.

                  This Prospectus does not describe all of the risks of an investment in the Notes. You should consult your own financial and legal advisors as to the risks entailed by your investment in the Notes and the suitability to you of investing in the Notes in light of their particular circumstances.


                           AVAILABLE INFORMATION

         GMAC is subject to the information requirements of the Securities Exchange Act and files reports and other information with the SEC. You may read and copy any reports or other information GMAC files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also request copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GMAC's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports and other information concerning GMAC can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         GMAC has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Notes. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. Certain parts of the Registration Statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows GMAC to "incorporate by reference" information into this document, which means that GMAC can disclose important information to you by referring you to another document filed separately with the SEC, including GMAC's annual, quarterly and current reports, that are considered part of this prospectus. Information that GMAC files later with the SEC will automatically update and supersede this information.

         This prospectus incorporates by reference the documents set forth below that GMAC previously filed with the SEC. These documents contain important information about GMAC and its finances.

SEC FILINGS (FILE NO. 1-3754)                     PERIOD
----------------------------                      ------
Annual Report on Form 10-K              Year ended December 31, 1997
Quarterly Reports on Form 10-Q          Quarters ended March 31, 1998, June 30,
                                           1998 and September 30, 1998
Current Reports on Form 8-K             Dated January 5, 1998, January 30, 1998,
                                           April 27, 1998, October 13, 1998 and
                                           January 21, 1999

         Other documents incorporated by reference may be obtained through the SEC and are available from GMAC without charge. You may obtain documents incorporated by reference in this prospectus (other than exhibits to such prospectus) by making a request to GMAC by telephone or write to GMAC at the following address:

                          G.E. Gross, Comptroller
                          General Motors Acceptance Corporation
                          3044 West Grand Boulevard
                          Mail code 482-1x1-103
                          Detroit, Michigan 48202
                          Tel: (313) 556-1240


              DESCRIPTION OF GENERAL MOTORS ACCEPTANCE CORPORATION

         GMAC, a wholly-owned subsidiary of General Motors Corporation, was incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, GMAC merged with its predecessor which was originally incorporated in 1919 under the New York Banking Law relating to investment companies, and thereupon assumed all of its predecessor's assets, liabilities and obligations.

                           PRINCIPAL EXECUTIVE OFFICES

         General Motors Acceptance Corporation has its principal executive offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).


                       RATIO OF EARNINGS TO FIXED CHARGES

        NINE MONTHS ENDED                       YEARS ENDED
         SEPTEMBER 30,                          DECEMBER 31,

        1998       1997                 1997     1996     1995    1994     1993
        ----       ----                 ----     ----     ----    ----     ----
        1.34       1.45                 1.42     1.41     1.36    1.33     1.33

         The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of GMAC and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be added to the general funds of GMAC and will be available for the purchase of receivables, the making of loans or the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or invested in short-term securities.


                             DESCRIPTION OF NOTES

                  The terms and conditions described in this document apply to each Note or in the applicable pricing supplement unless otherwise specified.

         GENERAL

                  The Notes will:

                  (a) be limited to $1,500,000,000 aggregate initial offering price, on terms to be determined at the time of sale;

                  (b) be issued under an Indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998 (together, the "Indenture") between GMAC and The Chase Manhattan Bank, as Trustee. The Indenture does not limit the amount of additional unsecured indebtedness ranking equally and ratably with the Notes that GMAC may incur. GMAC may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes under the Indenture in addition to the $1,500,000,000 aggregate initial offering price of the Notes offered hereby. The statements concerning the Notes and the Indenture are not complete and are subject to and qualified in their entirety by reference to all the provisions of the Indenture, including the definitions of certain terms. Whenever particular provisions of the Indenture or defined terms contained in the Indenture are referred to, such provisions and defined terms are incorporated herein by reference as a part of the statements made, and the statements are qualified in their entirety by such reference;

                  (c) constitute unsecured and unsubordinated indebtedness of GMAC and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of GMAC (other than obligations preferred by mandatory provisions of law);

                  (d) be offered from time to time by GMAC and will mature on any day nine months to thirty years from the Issue Date, as selected by the purchaser and agreed to by GMAC. Each Note will bear interest from the Issue Date (as defined on page 13) at a fixed rate, which may be zero in the case of a Note issued at an Issue Price (as defined on page
         13) representing a substantial discount from the principal amount payable upon the maturity date (a "Zero-Coupon Note"); and

                  (e) be issued in fully registered form without coupons and will be represented by a global Note registered in the name of a nominee of the Depositary. Except as set forth herein, Notes will be issuable only in global form. See "Description of Notes-Book-Entry; Delivery and Form" beginning on page 14. All Notes issued on the same day and having the same terms (including, but not limited to, the same designation, the same currency, Interest Payment Dates (as defined on page 14), rate of interest, maturity date and redemption or repayment provisions) may be represented by a single Note. A beneficial interest in a Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its participants, including the U.S. Depositaries for Cedelbank and Euroclear. Payments of principal of, premium, if any, and interest, if any, on, Notes represented by a global Note will be made by GMAC or its paying agent to the Depositary or its nominee. Unless otherwise specified in the applicable pricing supplement, DTC will be the Depositary. See "Description of Notes-Book-Entry; Delivery and Form."

                  The principal amount of the Notes will be payable at maturity at the Corporate Trust Office of The Chase Manhattan Bank, Corporate Trust Services, 450 West 33rd Street, 15th Floor, New York, New York 10001, or at such other place as GMAC may designate.

                  Unless   otherwise   specified  in  the   applicable   pricing
supplement:

                  (1) the authorized denominations of the Notes will be $1,000 and any amount in excess thereof that is an integral multiple of $1,000;

                  (2) the Notes may not be redeemed by GMAC, or repaid at the option of the holder, or both, prior to their maturity date;

                  (3) the Notes will not be subject to any sinking fund. See "Description of Notes-Redemption and Repayment"; and

                  (4) the amount of any Original Issue Discount Note (as such term is defined in "Description of Notes - Original Issue Discount Notes") payable in the event of redemption by GMAC, repayment at the option of the holder or acceleration of maturity (as such term is defined in "Description of Notes - Glossary"), in lieu of the stated principal amount due at the maturity date, will be the Amortized Face Amount of such Original Issue Discount Note as of the date of such redemption, repayment or acceleration. For the purposes of determining whether holders of the requisite amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of any Original Issue Discount Note shall be deemed to be the Amortized Face Amount. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to:

                  (a) the Issue Price of an Original Issue Discount Note set forth in the applicable pricing supplement plus,

                  (b) the portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has accrued at the yield to maturity set forth in the pricing supplement at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of such Original Issue Discount Note exceed its stated principal amount.

                  See also "United States Federal Taxation - Tax Consequences to U.S. Holders-Original Issue Discount Notes."

                  Unless otherwise specified herein, the pricing supplement relating to each Note or Notes will describe the following terms, as applicable:

                  (1) whether such Note is a Zero-Coupon Note or other Original Issue Discount Note;

                  (2) the price (which may be expressed as a percentage of the aggregate initial public offering price thereof) at which such Note will be issued to the public (the "Issue Price");

                  (3) the date on which such Note will be issued to the public (the "Issue Date");

                  (4)  the maturity date of such Note;

                  (5) the rate per annum at which such Note will bear interest, if any (the "Interest Rate");

                  (6) whether the holder of such Note will have the Survivor's Option;

                  (7) whether such Note may be redeemed at the option of GMAC, or repaid at the option of the holder, prior to its maturity date, and if so, the provisions relating to such redemption or repayment;

                  (8)  certain   special   United  States   Federal  income  tax
         consequences of the purchase, ownership and disposition of certain Notes, if any; and

                  (9) any other terms of such Note not inconsistent with the provisions of the Indenture.

         GLOSSARY

                  Reference is made to the Indenture and the form of Notes filed as exhibits to the Registration Statement to which this Prospectus relates for the full definition of certain terms used in this Prospectus, as well as any capitalized terms used herein for which no definition is provided. Set forth below are definitions of certain terms used in this Prospectus with respect to the Notes.

                  "Business Day" with respect to any Note means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York;

                  "Interest Payment Date" with respect to any Note means a date (other than at maturity) on which, under the terms of such Note, regularly scheduled interest shall be payable; and

                  "maturity date" with respect to any Note means the date on which such Note will mature, as specified thereon, and "maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at its maturity date or by declaration of acceleration, call for redemption at the option of GMAC, repayment at the option of the holder, or otherwise.

         BOOK-ENTRY; DELIVERY AND FORM

                  Upon issue, all Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, maturity date and other terms, if any, will be represented by one or more fully registered Global Notes (the "Global Notes"); provided, however, that no single Global Note shall exceed $200,000,000. Each such Global Note representing Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable pricing supplement is referred to as the "Depositary") and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through either DTC (in the United States) or Cedelbank, societe anonyme ("Cedelbank") or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear system ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.  Cedelbank  and  Euroclear  will  hold  interests  on  behalf  of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Each such Global Note representing Notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee thereof.

                  DTC has advised GMAC and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. The rules applicable to DTC and its participants are on file with the Commission.

                  Upon the issuance by GMAC of Notes represented by a Global Note, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Notes represented by such Global Note beneficially owned by such participants. The accounts to be credited shall be designated by the Agents of such Notes. Ownership of beneficial interests in a Global Note will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Notes represented by a Global Note or Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

                  So long as the Depositary for a Global Note, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Notes represented by a Global Note or Notes will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

                  Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or a Global Note. GMAC understands that under existing policy of the Depositary and industry practices, in the event that GMAC requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give any notice or take any action which a holder is entitled to give or take under the Indenture or a Global Note, the Depositary would authorize the participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a participant to give such notice or take such action.

                  Except as otherwise set forth in a pricing supplement, payments of principal of, premium, if any, and interest, if any, on, the Notes represented by a Global Note registered in the name of the Depositary or its nominee will be made by GMAC through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of a Global Note. None of GMAC, the Trustee, any Paying Agent or any other agent of GMAC will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. GMAC expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Note, will immediately credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depositary. GMAC also expects that payments by participants to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

                  If the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by GMAC within 90 days, GMAC will issue certificated Notes in exchange for all the Global Notes. In addition, GMAC may at any time and in its sole discretion determine not to have the Notes represented by Global Notes and, in such event, will issue certificated Notes in exchange for all the Global Notes. In either instance, an owner of a beneficial interest in a Global Note will be entitled to have certificated Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such certificated Notes. Such certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from participants with respect to beneficial interests in such Global Notes. Certificated Notes so issued will be issued in denominations of $1,000 or more (in multiples of $1,000) and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of such certificated Notes, but GMAC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  DTC has advised GMAC that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, or after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

                  However, DTC's ability to properly perform its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's participants and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being "Year 2000" compliant; and (ii) determine the extent of their efforts for "Year 2000" remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate. According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that GMAC believes to be reliable, but GMAC takes no responsibility for the accuracy thereof.

                  Cedelbank  advises that it is  incorporated  under the laws of
Luxembourg as a professional depositary. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Agents. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

                  Distributions with respect to the Notes held beneficially through Cedelbank will be credited to cash accounts of Cedelbank Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Cedelbank.

                  Euroclear advises that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear. In the event definitive Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of a Luxembourg paying agent chosen by GMAC.

                  Individual certificates in respect of Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If Euroclear, Cedelbank or DTC notifies GMAC that it is unwilling or unable to continue as a clearing system in connection with a Global Note or, in the case of DTC only, DTC ceases to be a clearing agency registered under the Exchange Act, and in each case a successor clearing system is not appointed by GMAC within 90 days after receiving such notice from Euroclear, Cedelbank or DTC or on becoming aware that DTC is no longer so registered, GMAC will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Note upon delivery of such Global Note for cancellation.

                  Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Euroclear, Cedelbank or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Euroclear and within Cedelbank and between Euroclear and Cedelbank in accordance with procedures established for these purposes by Euroclear and Cedelbank. Book-entry interests in the Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Notes between Euroclear and Cedelbank and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Cedelbank and DTC.

         GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

                  Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with Depositary rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Cedelbank Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

                  Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Cedelbank or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

                  Because of time-zone differences, credits of Notes received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of Notes by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in the Depositary.

                  Although the Depositary, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of the Depositary, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

         INTEREST AND PRINCIPAL PAYMENTS

                  Owners of beneficial interests in a Note will be paid in accordance with the Depositary's and the participant's procedures in effect from time to time as described under "Description of Notes - Book-Entry; Delivery and Form." Unless otherwise specified in the applicable pricing supplement:

               o payments of principal, and premium, if any, and interest, if any, at maturity will be made in immediately available funds upon surrender of the Note at the office of the Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures;
               o principal, and premium, if any, and interest, if any, payable at maturity of a Note will be paid by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depositary; and
               o payments of interest on a Note (other than at maturity) will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary.

                  GMAC will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, will be borne by the holders of the Notes in respect of which such payments are made; except for certain Additional Amounts paid to non-United States persons (see "Description of Notes - Payment of Additional Amounts").

                  Certain Notes, including Original Issue Discount Notes, may be considered to be issued with original issue discount which must be included in income by U.S. Holders for United States Federal income tax purposes at a constant rate, prior to the receipt of the cash attributable to that income. See "United States Federal Taxation-Tax Consequences to U.S. Holders-Original Issue Discount Notes." Unless otherwise specified in the applicable pricing supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Events of Default," the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Issue Date to the date of declaration which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Special considerations applicable to any such Notes will be set forth in the applicable pricing supplement.

                  Each Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable pricing supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable pricing supplement, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at maturity (or on the date of redemption or repayment if a Note is repurchased by GMAC prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                  Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable pricing supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates GMAC will agree to pay on newly-issued Notes are subject to change without notice by GMAC from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by GMAC.

                  The Interest Payment Dates for a Note that provides for interest payments shall be as follows:

INTEREST PAYMENTS             INTEREST PAYMENT DATES

Monthly ....................  Fifteenth  day of each calendar month (or the next
                              Business Day), commencing in the first succeeding calendar month following the month in which the
                              Note is issued.

Quarterly ..................  Fifteenth day  of every  third  month (or the next
                              Business Day), commencing in the third succeeding calendar month following the month in which the
                              Note is issued.

Semi-annual ...............   Fifteenth  day  of every  sixth month (or the next
                              Business Day), commencing in the sixth succeeding calendar month following the month in which the
                              Note is issued.

Annual ....................   Fifteenth  day of every twelfth month (or the next
                              Business   Day),   commencing   in   the   twelfth
                              succeeding calendar month following the month in which the Note is issued.

                  The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

                  Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or maturity date, as the case may be.

         ORIGINAL ISSUE DISCOUNT NOTES

                  Notes may be issued at a price less than their stated redemption price at maturity, other than by an amount which is less than a DE MINIMIS amount (0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) resulting in such Notes being treated as if they were issued with original issue discount for United States Federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. See "United States Federal Taxation - Tax Consequences to U.S. Holders Original Issue Discount Notes." Certain additional considerations relating to any Original Issue Discount Notes will be described in the pricing supplement relating thereto.

         REDEMPTION AND REPAYMENT

                  Unless   otherwise   provided   in  the   applicable   pricing
supplement:

      o the Notes will not be redeemable prior to the maturity date at the option of GMAC or repayable prior to the maturity date at the option of the holder;
      o           the Notes will not be subject to any sinking fund;
      o if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate; and
      o in order for a Note which is prepayable at the option of the holder to be so prepaid, GMAC must receive at least 30 days but not more than 45 days notice prior to the repayment date, and the global Note with the form entitled "Option to Elect Repayment" duly completed.

         If applicable, the pricing supplement relating to each Note will indicate that the Note will be redeemable at the option of GMAC or repayable at the option of the holder on a date or dates specified prior to its maturity date and, unless otherwise specified in such pricing supplement, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of redemption or repayment, unless such Note was issued with original issue discount, in which case the pricing supplement will specify the amount payable upon such redemption or repayment.

         GMAC may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice.

         Exercise of the repayment option by the holder of a Note shall be irrevocable. With respect to the Notes, the Depositary's nominee is the holder of such Notes and therefore will be the only entity that can exercise a right to repayment. See "Description of Notes-Book-Entry; Delivery and Form." In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Note, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. Conveyance of notices and other communications by the Depositary to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the Notes will be governed by agreements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         If applicable, GMAC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any such repurchase.

         GMAC may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by GMAC may, at the discretion of GMAC, be held or resold or surrendered to the Trustee for cancellation.

REPAYMENT UPON DEATH

         The pricing supplement relating to any Note will indicate whether the holder of such Note will have the right to require GMAC to repay a Note prior to its maturity date upon the death of the owner of such Note as described below (the "Survivor's Option"). See the applicable pricing supplement to determine whether the survivor's option applies to any particular Note.

         Pursuant to exercise of the Survivor's Option, if applicable, GMAC will repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment (or at a price equal to the Amortized Face Amount for Original Issue Discount Notes and Zero-Coupon Notes on the date of such repayment), subject to the following limitations. GMAC may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option will be accepted in any calendar year (the "Annual Put Limitation") to one percent (1%) of the outstanding aggregate principal amount of the Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as GMAC in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as GMAC in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in such Notes (the "Individual Put Limitation"). Moreover, GMAC will not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes). Any Note (or portion thereof) tendered pursuant to exercise of the Survivor's Option may not be withdrawn.

         Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option will be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein will be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Each Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation will be deemed to be tendered in the following calendar year in the order in which all such Notes (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

         Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner:

                  (1) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States,

                  (2) tender of the Note (or portion thereof) to be repaid,

                  (3) appropriate evidence satisfactory to the Trustee that (a) the Representative has authority to act on behalf of the deceased beneficial owner, (b) the death of such beneficial owner has occurred and (c) the deceased was the owner of a beneficial interest in such Note at the time of death,

                  (4)  if  applicable,   a  properly   executed   assignment  or
endorsement, and

                  (5) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Note.

         Subject to GMAC's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties.

         The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, will be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

         For Notes represented by a Global Note, the Depositary or its nominee will be the holder of such Note and therefore will be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner;

                  (1) the documents described in clauses (1) and (3) of the third preceding paragraph, and

                  (2) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option.

         Such broker or other entity will provide to the Trustee;

                  (1) the documents received from the Representative referred to in clause (1) of the preceding paragraph, and

                  (2) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner.

         Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative. See "Description of Notes - Book-Entry; Delivery and Form."

         A Representative may obtain the forms used to exercise the Survivor's Option from The Chase Manhattan Bank, the Trustee, at 450 West 33rd Street, 15th Floor, New York, New York 10001, or call the Global Trust Service Group at (212) 946-3159, during normal business hours.

ELIGIBILITY FOR STRIPPING

         Certain issues of Notes designated by GMAC (the "Eligible Notes") will be eligible to be separated ("stripped") into their separate Interest Components and Principal Components (each as defined below) on the book-entry system of DTC. The components of an Eligible Note are:

                  (a) each future interest payment due on or prior to the maturity date or, if the Eligible Note is subject to redemption or principal repayment prior to the maturity date, the first date on which the Eligible Note is subject to redemption or repayment (in either case, the "Cut-off Date") (each, an "Interest Component"), and

                  (b) the principal payment plus any interest payments due after the Cut-off Date (the "Principal Component"). Each Interest Component and Principal Component (each a "Component") will receive a CUSIP number.

         An issue of Notes that DTC is capable of stripping on its book-entry records may be designated by GMAC as eligible to be stripped into Components at the time of original issuance of such Notes. GMAC is under no obligation, however, to designate any issue of Notes as eligible to be stripped into Components.

         For an Eligible Note to be stripped into Components, the principal amount of the Eligible Note must be in an amount that, based on the stated interest rate of the Eligible Note, will produce an interest payment of $1,000 or an integral multiple thereof on each Interest Payment Date for such Note.

         In some cases, certain Interest Components of two or more issues of Notes may be due on the same day. Such Interest Components may have the same or different CUSIP numbers. It currently is expected that most Interest Components due on the same day (regardless of Note issue) will have the same CUSIP number. However, GMAC may designate Interest Components from an issue of Notes to receive CUSIP numbers different than the CUSIP numbers of Interest Components due on the same day from one or more other issues of Notes. GMAC also may designate at any time that any or all Interest Components of issues of Notes originally issued on or after a specified time will have CUSIP numbers different than Interest Components of issues of Notes originally issued prior to such time.

         The Components may be maintained and transferred on the book-entry system of DTC in integral multiples of $1,000. Payments on Components will be made in U.S. dollars on the applicable payment dates (or the succeeding Business Day if payment on the related Note is made on such succeeding Business Day as defined in "Description of Notes -- Glossary") by credit of the payment amount to DTC or its nominee, as the case may be, as the registered owner of a Component. GMAC expects that it will credit the accounts of the related participants for payment amounts in the same manner as for Notes represented by a Global Note as set forth in "Description of Notes - Book-Entry; Delivery and Form" on page 14.

         If any modification, amendment or supplement of the terms of an issue of Notes requires any consent of holders of Notes, such consent with respect to Notes that have been stripped is to be provided by the holders of Principal Components. See "Modification of the Indenture." Holders of Interest Components will have no right to give or withhold such consent.

         Currently, at the request of a holder of a Principal Component and all applicable unmatured Interest Components and on the Component holder's payment of a fee (presently DTC's fee applicable to on-line book-entry securities transfers), DTC will restore ("reconstitute") the Principal Components of a stripped Note and the applicable unmatured Interest Components (all in appropriate amounts) to such Note in fully constituted form. Generally, for purposes of reconstituting a Note, the Principal Component of an issue of Notes may be combined with either Interest Components of such issue or Interest Components, if any, from other issues of Notes that have the same CUSIP numbers as the unmatured Interest Components of such issue. Component holders wishing to reconstitute Components into a Note also must comply with all applicable requirements and procedures of DTC relating to the stripping and reconstitution of securities.

         The preceding discussion is based on GMAC's understanding of the manner in which DTC currently strips and reconstitutes eligible securities on the Fed Book-Entry System. DTC may cease stripping or reconstituting Eligible Notes or may change the manner in which this is done or the requirements, procedures or charges therefor at any time without notice.

PAYMENT OF ADDITIONAL AMOUNTS

         GMAC will pay to the holder of any Note who is a United States Alien (as defined below) such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on such Note, after deduction or withholding by GMAC or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

                  (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

                           (1) the existence of any present or former connection
                  between such holder (or a fiduciary, settlor, beneficiary, member, or shareholder of, or holder of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or

                           (2) such  holder's  present  or  former  status  as a
                  personal holding company or foreign personal holding company or controlled foreign corporation for United States Federal income tax purposes or corporation which accumulates earnings to avoid United States Federal income tax;

                  (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                  (c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

                  (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on any Note;

                  (e) any tax, assessment or other governmental charge imposed on interest received by a holder or beneficial owner of a Note who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of GMAC entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended;

                  (f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with:

                           (1) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Note, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or

                           (2) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

                  (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest, if any, on any Note, if such payment can be made without such withholding by at least one other Paying Agent; or

                  (h) any  combination  of items (a), (b), (c), (d), (e), (f) or
(g).

         Nor will Additional Amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

         The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

         Any reference in this Prospectus or any applicable pricing supplement to principal or interest or both in respect of the Notes shall be deemed to include:

                  (1) a reference to any additional amounts which may be payable under this heading "Payment of Additional Amounts,"

                  (2) in relation to Zero Coupon Notes, the Amortized Face Amount, and

                  (3) any premium and any other amounts which may be payable in respect of the Notes.

         The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Payment of Additional Amounts" and under the heading "Description of Notes -- Redemption for Tax Reasons", GMAC shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

         As used under this heading "Payment of Additional Amounts" and under the headings "Description of Notes -- Redemption for Tax Reasons" and "United States Federal Taxation - Tax Consequences to Non-United States Persons," the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction. "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source and "non-United States person" has the meaning set forth in "United States Federal Taxation - Tax Consequences to Non-United States Persons" below.

REDEMPTION FOR TAX REASONS

         If, as a result of any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, or any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after the date of this Prospectus or which proposal is made after such date, or as a result of any action taken by any taxing authority of the United States which action is taken or becomes generally known after such date, or as a result of any action taken by any taxing authority of the United States which action is taken or becomes generally known after such date, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to GMAC, there is, in such case, in the written opinion of independent legal counsel of recognized standing to GMAC, a material increase in the probability that GMAC has or may become obligated to pay Additional Amounts (as described above under "Description of Notes -- Payment of Additional Amounts"), and GMAC in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to GMAC, not including assignment of the Notes, the Notes may be redeemed, as a whole but not in part, at the option of GMAC at any time thereafter, upon notice to the Trustee and the holders of the Notes in accordance with the provisions of the Indenture at a redemption price equal to 100% of the principal amount of the Notes to be redeemed together with accrued interest thereon to the date fixed for redemption.

                         UNITED STATES FEDERAL TAXATION

GENERAL

         In the opinion of the Company's tax counsel, the following general summary describes the principal United States Federal income and estate tax consequences of the ownership and disposition of the Notes. This summary provides general information only and is directed solely to original holders purchasing Notes at the "issue price" (as defined below) and who hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all United States Federal income tax consequences that may be applicable to particular categories of investors that may be subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, persons holding Notes as part of a "straddle," conversion transaction, hedging or other integrated transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens. In addition, the tax consequences of holding a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable pricing supplement.

         Holders of Notes are advised to consult their own tax advisors with regard to the application of the United States Federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction.

         This summary is based on the Code, United States Treasury Regulations (including proposed and temporary regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions as of the date of this Prospectus. The authorities on which this summary is based are subject to change or differing interpretations, which could apply retroactively, so as to result in United States Federal income tax consequences different from those discussed below.

TAX CONSEQUENCES TO U.S. HOLDERS

         For purposes of the following discussion, "U.S. Holder" means a beneficial owner of a Note that is:

         (1) for United States Federal income tax purposes a citizen or resident of the United States;

         (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

         (3) an estate the income of which is subject to United States Federal income taxation regardless of its source;

         (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust; or

         (5) any other holder whose income is effectively connected with such holder's conduct of a United States trade or business.

         PAYMENTS OF INTEREST

         Interest on a Note that is not an Original Issue Discount Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder's method of accounting for tax purposes.

         All payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at the maturity of the Note and will be taxed in the manner described below under "Original Issue Discount Notes".

         Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes are described under "Original Issue Discount Notes" below.

         ORIGINAL ISSUE DISCOUNT NOTES

         The following summary is generally based upon the Treasury Regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Under the OID Regulations, a Note that is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount. The "issue price" of a Note is equal to the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money. The stated redemption price at maturity of a Note is generally equal to the sum of all payments to be made on such Note other than "qualified stated interest" payments. With respect to a Note, "qualified stated interest" is stated interest unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate of interest.

         Notwithstanding the general definition of original issue discount above, a Note will not be considered to have been issued with an original issue discount if the amount of such original issue discount is less than a DE MINIMIS amount equal to 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity (or, in the case of a Note providing for payments prior to maturity of amounts other than qualified stated interest, the weighted average maturity). Holders of Notes with a DE MINIMIS amount of original issue discount will include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Note.

         A U.S. Holder of an Original Issue Discount Note (other than certain U.S. Holders of Short-Term Original Issue Discount Notes, as defined below) will be required to include qualified stated interest in income at the time it is received or accrued in accordance with such U.S. Holder's method of accounting.

         A U.S. Holder of an Original Issue Discount Note that matures more than one year from its date of issuance will be required to include original issue discount in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. The amount of original issue discount includible in income is equal to the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the U.S. Holder held such Note. The "daily portion" is the original issue discount for the "accrual period" that is allocated ratably to each day in the accrual period. The original issue discount for an accrual period is equal to the excess, if any, of
(a) the product of the "adjusted issue price" of an Original Issue Discount Note at the beginning of such accrual period and its "yield to maturity" over (b) the amount of any qualified stated interest allocable to the accrual period. The "accrual period" is the interval (not to exceed one year) that ends no later than the date of any scheduled payment of principal or interest. The Company will specify the accrual period it intends to use in the applicable pricing supplement but a U.S. Holder is not required to use the same accrual period for purposes of determining the amount of original issue discount includible in its income for a taxable year. The adjusted issue price of a Note at the beginning of an accrual period is equal to the issue price of such Note, increased by the aggregate amount of original issue discount with respect to such Note that accrued in prior accrual periods and was previously includible in the income of a U.S. Holder, and reduced by the amount of any payment on the Note in prior accrual periods of amounts other than a payment of qualified stated interest. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

         Under the OID Regulations, a U.S. Holder may make an election (the "Constant Yield Election") to include in gross income its entire return on a Note (i.e., the excess of all remaining payments to be received on the Note over the amount paid for the Note by such U.S. Holder) in accordance with a constant yield method based on the compounding of interest. Special rules apply to elections made with respect to Notes with amortizable bond premium and U.S. Holders considering such an election should consult their own tax advisor.

         In general, a cash method U.S. Holder of an Original Issue Discount Note that matures one year or less from its date of issuance (a "Short-Term Original Issue Discount Note") is not required to accrue original issue discount on such Note for United States Federal income tax purposes unless it elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for United States Federal income tax purposes on the accrual method and certain other U.S. Holders, including banks and dealers in securities, are required to include original issue discount (including stated interest, if any) in income on such Short-Term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to use the constant yield method (based on a daily compounding). In the case of a U.S. Holder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or redemption of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued. In addition, such U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

         Certain Notes may be redeemable at the option of the Company prior to the maturity date, or repayable at the option of the U.S. Holder prior to the maturity date (e.g., Notes with a Survivor's Option). Notes containing such features may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase Notes with any such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to such features, since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

         BOND PREMIUM

         If a U.S. Holder purchases a Note for an amount that is greater than the stated redemption price at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income. A U.S. Holder may elect (in accordance with applicable Code provisions) to amortize such premium over the remaining term of the Note (where such Note is not callable prior to its maturity date), based on the U.S. Holder's yield to maturity with respect to the Note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder's income with respect to the Note in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder's prior interest inclusions on the Note. Any excess is generally carried forward and allocable to the next accrual period. If such Note may be called prior to maturity after the U.S. Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium, attributable to the period through the earlier call date with reference to the amount payable on the earlier call date. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the Note as described under "Sale, Exchange or Redemption of the Notes." An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. If a holder makes a Constant Yield Election for a Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

         SALE, EXCHANGE OR REDEMPTION OF THE NOTES

         Upon the sale, exchange or redemption of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (other than amounts representing interest not previously included in income) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will generally be the U.S. dollar cost of the Note to such U.S. Holder, increased by the amount of any original issue discount previously includible in income by the U.S. Holder with respect to such Note and reduced by any principal payments received by the U.S. Holder, any amortizable bond premium used to offset qualified stated interest and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

         In general, gain or loss realized on the sale, exchange or redemption of a Note will be capital gain or loss (except in the case of a Short-Term Original Issue Discount Note, to the extent of any original issue discount not previously included in such U.S. Holder's taxable income). Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitation).

         If a U.S. Holder disposes of only a portion of a Note pursuant to a redemption or repayment (including the Survivor's Option, if applicable), such disposition will be treated as a pro rata prepayment in retirement of a portion of a debt instrument. Generally, the resulting gain or loss would be calculated by assuming that the original Note being tendered consists of two instruments, one that is retired (or repaid), and one that remains outstanding. The adjusted issue price, U.S. Holder's adjusted basis, and the accrued but unpaid original issue discount of the original Note, determined immediately before the disposition, would be allocated between these two instruments based on the portion of the instrument that is treated as retired by the pro rata prepayment.

         ELIGIBLE NOTES STRIPPED INTO INTEREST AND PRINCIPAL COMPONENTS

         The United States Federal income tax consequences to a U.S. Holder of the ownership and disposition of Notes that are stripped into their separate Interest Components and Principal Components will be summarized in the applicable pricing supplement.

         BACKUP WITHHOLDING AND INFORMATION REPORTING

         Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest (including original issue discount) on a Note, and to payments of proceeds of the sale or redemption of a Note, to certain non-corporate U.S. Holders. The Company, its agent, a broker, the relevant Trustee or any paying agent, as the case may be, will be required to withhold from any payment a tax equal to 31 percent of such payment if the U.S. Holder fails to furnish or certify his correct taxpayer identification number (social security number or employer identification number) to the payor in the manner required, fails to certify that such U.S. Holder is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a holder may be credited against such holder's United States Federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

TAX CONSEQUENCES TO NON-UNITED STATES PERSONS

         As used herein, the term "non-United States person" means an owner of a Note that is, for United States Federal income tax purposes:

  (1) a nonresident alien  individual;

  (2) a foreign corporation;

  (3) a nonresident alien fiduciary of a foreign estate or trust or

  (4) a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

         INCOME AND WITHHOLDING TAX

         Subject to the discussion of backup withholding below:

                  (a) payments of principal and interest (including original issue discount, if any) on a Note that is beneficially owned by a non-United States person will not be subject to United States Federal withholding tax provided, that in the case of interest (including original issue discount, if any):

         (1)(i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

            (ii) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership and

            (iii) either (A) the beneficial owner of the Note certifies (generally on an IRS Form W-8) to the person otherwise required to withhold United States Federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the person otherwise required to withhold United States Federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

        (2) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States Federal withholding tax and the beneficial owner of the Note or such owner's agent provides an IRS Form 1001 claiming the exemption; or

        (3) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Note or such owner's agent provides an IRS Form 4224; provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States Federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false. After December 31, 1999 and, in certain circumstances, after December 31, 1998, a new IRS Form W-8 will replace current IRS Forms W-8, 1001 and 4224;

                  (b) a non-United States person will not be subject to United States Federal withholding tax on any gain realized on the sale, exchange or other disposition of a Note unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met; and

                  (c) a Note owned by an individual who at the time of death is not, for United States Federal estate tax purposes, a citizen or resident of the United States generally will not be subject to United States Federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and at the time of such individual's death, the income on the Note would not have been effectively connected with a U.S. trade or business of the individual.

         With respect to the certification requirement referred to in subparagraph (a), for Notes held by a foreign partnership, under current law, the Form W-8 may be provided by the foreign partnership. However, for interest and disposition proceeds paid with respect to a Note after December 31, 1999, unless the foreign partnership has entered into a withholding agreement with the Internal Revenue Service, a foreign partnership will be required, in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

         If a non-United States person holding a Note is engaged in a trade or business in the United States, and if interest (including original issue discount, if any) on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. Such a holder may also need to provide a United States taxpayer identification number on the forms referred to in paragraph (a) above in order to meet the requirements set forth above. In addition, if such holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a Note will be included in the effectively connected earnings and profits of such holder if such interest or gain, as the case may be, is effectively connected with the conduct by such holder of a trade or business in the United States.

         Each holder of a Note should be aware that if it does not properly provide the required IRS form, or if the IRS form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States Federal income tax, interest on the Note may be subject to United States withholding tax at a 30% rate and the holder (including the beneficial owner) will not be entitled to any additional amounts from the Company described under the heading "Description of Notes-Payment of Additional Amounts" with respect to such tax. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against such holder's United States Federal income tax. The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of Notes.

         BACKUP WITHHOLDING AND INFORMATION REPORTING

         Backup withholding (imposed at the rate of 31%) will not apply to payments made by the Company or a paying agent to a holder in respect of a Note if the certifications required by Section 871(h) and 881(c) of the Code, which are described above, are received, provided in each case that the Company or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

         Payments of the proceeds from the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or, in the case of payments made after December 31, 1999, a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies, under penalties of perjury, that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

         Non-United States persons holding Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's United States Federal income tax, provided the necessary information is furnished to the Internal Revenue Service.

         Interest on a Note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042S, which must be filed with the Internal Revenue Service and furnished to such beneficial owner.

         The United States Federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.


                        CERTAIN COVENANTS AS TO LIENS

         The only financial covenant applicable to the Notes is that described below. That covenant requires that the Notes be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in GMAC's debt-to-equity ratio.

         GMAC will covenant in the Notes that so long as any of the Notes remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the Notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

                  (a) the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as to the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

                  (b) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

                  (c) any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by GMAC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against GMAC;

                  (d) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

                  (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (a) to (d) inclusive of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (Section 12.01 of the Indenture.)

                          MODIFICATION OF THE INDENTURE

         The Indenture contains provisions permitting GMAC and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time outstanding under the Indenture, to modify the Indenture or any supplemental indenture or the rights of the holders of the Notes; provided that no such modification shall;

                  (1) change the fixed maturity of any such Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each such Note so affected or

                  (2) reduce the aforesaid percentage of Notes of any series outstanding under the Indenture, the consent of the holders of which is required for any such modification, without the consent of the holders of all Notes then outstanding under the Indenture. (Section 10.02 of the Indenture.)

                                EVENTS OF DEFAULT

         An Event of Default with respect to the Notes is defined in the Indenture as being:

                  (a) default in payment of any principal of, or premium, if any, on, the Notes;

                  (b) default for 30 days in payment of any interest on any of the Notes;

                  (c) default for 30 days after notice in performance of any other covenant in the Indenture; or

                  (d)   certain    events   of    bankruptcy,    insolvency   or
reorganization. (Section 6.01 of the Indenture.)

         In case an Event of Default shall occur and be continuing with respect to the Notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes to be due and payable. Any Event of Default with respect to the Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding Notes except in a case of failure to pay principal of or interest on such Notes for which payment had not been subsequently made. (Section 6.06 of the Indenture.) GMAC is required to file with the Trustee annually a certificate as to the absence of certain defaults under the terms of the Indenture. (Section 11.04 of the Indenture.)

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the
Noteholders, unless such Noteholders shall have offered to the Trustee reasonable indemnity or security. (Sections 7.01 and 7.02 of the Indenture.)

         Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.
(Section 6.06 of the Indenture.)

                             CONCERNING THE TRUSTEE

         The Chase Manhattan Bank is the Trustee under the Indenture. The Chase Manhattan Bank acts as issuing and paying agent for GMAC's commercial paper program, makes loans to, acts as trustee and performs certain other services for, GMAC and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of GMAC and certain of its affiliates.

                          CONCERNING THE PAYING AGENTS

         GMAC shall maintain one or more Paying Agents for the payment of principal of, and premium, if any, and interest, if any, on, the Notes. (Section
4.02 of the Indenture.) GMAC has initially appointed The Chase Manhattan Bank as GMAC's Paying Agent for the Notes.

                              PLAN OF DISTRIBUTION

         Under the terms of the Selling Agent Agreement dated as of January xx, 1999, the Notes are offered from time to time by GMAC through ABN AMRO Incorporated, A.G. Edwards & Sons, Inc., Edward Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Corporation, Prudential Securities Incorporated and Salomon Smith Barney, who have agreed to use their reasonable best efforts to solicit purchases of the Notes. GMAC may appoint additional Agents to solicit sales of the Notes; provided, however, that any such solicitation and sale of the Notes shall be on the same terms and conditions to which the Agents have agreed. GMAC will pay the Agents a gross selling concession to be divided among themselves as they shall agree. The concession will be payable to the Purchasing Agent in the form of a discount ranging from .20% to 2.50% of the non-discounted price for each Note sold. GMAC will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. GMAC reserves the right to withdraw, cancel or modify the offer without notice.

         Following the solicitation of orders, the Agents, severally and not jointly, may purchase Notes from GMAC through ABN AMRO Incorporated as principal for its own account. Unless otherwise set forth in the applicable pricing supplement, such Notes will be resold to one or more investors and other purchasers at a fixed public offering price. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not, during the distribution of the Notes, be in excess of the discount to be received by such Agent from GMAC. After the initial public offering of Notes to be resold by an Agent to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed.

         Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act. GMAC has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The Notes may be offered for sale in the United States and in those jurisdictions where it is legal to make such offers. Only offers and sales of the Notes in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where the Prospectus and the accompanying pricing supplement must be delivered, are made pursuant to the Registration Statement of which the Prospectus, as supplemented by any pricing supplement, is a part.

         Each Agent has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes this Prospectus or the accompanying pricing supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither GMAC nor any other Agent shall have responsibility therefor.

         Each Agent, severally and not jointly, represents and agrees that:

                  (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is a kind described in
         Article   11(3)  of  the  Financial   Services  Act  1986   (Investment
         Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and

                  (c) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

         Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the Issue Price set forth in any pricing supplement hereto.

         No Note will have an established trading market when issued. GMAC does not intend to apply for the listing of the Notes on any securities exchange in the United States, but has been advised by the Agents that the Agents intend to make a market in the Notes as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any Notes. All secondary trading in the Notes will settle in immediately available funds. See "Description of Notes - Global Clearance and Settlement Procedures."

         Application may be made to list Notes on the Luxembourg Stock Exchange and on such other or additional stock exchanges on which GMAC and the Purchasing Agent may agree with respect to an issue. If such Notes are listed on a stock exchange, it will be specified in the applicable pricing supplement.

         In connection with an offering of the Notes, the rules of the Securities and Exchange Commission permit the Purchasing Agent to engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If the Purchasing Agent creates a short position in the Notes in connection with an offering of the Notes (i.e., if it sells a larger principal amount of the Notes than is set forth on the cover page of the applicable pricing supplement), the Purchasing Agent may reduce that short position by purchasing Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The Purchasing Agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, the Purchasing Agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

                              --------------

         In the ordinary course of their respective businesses, affiliates of the Agents have engaged, and will in the future engage, in commercial banking and investment banking transactions with GMAC and certain of its affiliates.

                                 LEGAL OPINIONS

         The validity of the Notes offered hereby will be passed upon for the Company by Martin I. Darvick, Esq., Assistant General Counsel of the Company, and for the Agents by Davis Polk & Wardwell. Mr. Darvick owns shares and holds options to purchase shares of General Motors Corporation $1-2/3 par value common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel to the Company and certain of its affiliates in various matters.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

 Securities and Exchange Commission registration fee.........          $388,606
 Fees and expenses of Trustee................................             5,000
 Printing Registration Statement, Prospectus
   and other documents.......................................            40,000
 Underwriter's counsel fees..................................            15,000
 Accountants' fees ..........................................            15,000
 Rating Agencies' fees ......................................           100,000
 Miscellaneous expenses......................................            36,394
                                                                       --------
   Total.....................................................          $600,000
                                                                       ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

         The Company's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(1) for any breach of the director's duty of loyalty to the Company or its stockholders;

(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3) under Section 174, or any successor provision thereto, of the Delaware Corporation Law; or

(4) for any transaction from which the director derived an improper personal benefit.

         Under Article VI of its By-Laws, the Company shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Company. The Company shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

         As a subsidiary of General Motors Corporation, the Company is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of the Company are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

         Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.

*1                Form of Selling Agent Agreement.

**4 Form of Indenture, dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee.

4(a)(1) First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Chase Manhattan Bank, Trustee incorporated by reference to Registration Statement No. 333-48207.

**4(a)(2)         Form of SmartNotes(sm) in global form included in Exhibit 4.

  5 Opinion and Consent of Martin I. Darvick, Esq., Assistant General Counsel of the Company.

  8               Opinion and consent of tax counsel.

 12               Calculation of Ratio of Earnings to Fixed Charges.

 23(a)            Consent of Deloitte & Touche LLP.

 23(b)            Consent of Counsel included in Exhibit 5.

 25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

 99(a) Underwriter representations of compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended.

*99(b)            Form of pricing supplement included in Exhibit 1.
-------------------
 * Incorporated by reference from Registration Statement No. 333-48207 dated March 18, 1998.
** Incorporated by reference  from  Registration Statement No.  333-12023  dated
   September 19,1996.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 22nd day of January, 1999.

                           GENERAL MOTORS ACCEPTANCE CORPORATION

                           /s/    J. Michael Losh
                           ----------------------------------------
                           (J. Michael Losh, Chairman of the Board)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 22, 1999 by the following persons in the capacities indicated.

         SIGNATURE                                            TITLE


/s/ J. Michael Losh                       Chairman of the Board
-------------------------                 and Director
(J. Michael Losh)

/s/ John D. Finnegan                      President and Director
-------------------------
(John D. Finnegan)


/s/ William F. Muir                       Executive Vice President, Chief
-------------------------                 Financial Officer and Director
(William F. Muir)


/s/ Gerald E. Gross                       Comptroller (Chief Accounting Officer)
-------------------------
(Gerald E. Gross)


/s/ John G. Blahnik                       Director
-------------------------
(John G. Blahnik)


/s/ Richard J. S. Clout                   Executive Vice President and Director
-------------------------
(Richard J. S. Clout)


/s/ Eric A. Feldstein                     Director
-------------------------
(Eric A. Feldstein)


/s/ John E. Gibson                        Executive Vice President and Director
-------------------------
(John E. Gibson)


/s/ Harry J. Pearce                       Director
-------------------------
(Harry J. Pearce)


/s/ W. Allen Reed                         Director
-------------------------
(W. Allen Reed)


/s/ John F. Smith, Jr.                    Director
-------------------------
(John F. Smith, Jr.)


/s/ G. Richard Wagoner, Jr.               Director
-------------------------
(G. Richard Wagoner, Jr.)


/s/ Ronald L. Zarrella                    Director
-------------------------
(Ronald L. Zarrella)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                      EXHIBIT
-------                                     -------

     *1           Form of Selling Agent Agreement

     **4 Form of Indenture, dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee

     4(a)(1) First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Chase Manhattan Bank, Trustee incorporated by reference to Registration Statement No. 333-48207

     **4(a)(2)    Form of SmartNotes(sm) in global form included in Exhibit 4

       5 Opinion and Consent of Martin I. Darvick, Esq., Assistant General Counsel of the Company

       8          Opinion and Consent of Tax Counsel

      12          Calculation of Ratio of Earnings to Fixed Charges

      23(a)       Consent of Deloitte & Touche LLP

      23(b)       Consent of Counsel included in Exhibit 5

      25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank

      99(a) Underwriter representations of compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended

     *99(b)       Form of pricing supplement included in Exhibit 1

-----------------
 * Incorporated by reference from Registration Statement No. 333-48207 dated March 18, 1998
** Incorporated  by  reference  from Registration  Statement No. 333-12023 dated
   September 19, 1996